Exhibit 3.1

ADOPTED 3/4/2015

AMENDED AND RESTATED

BY – LAWS

OF

ASCENA RETAIL GROUP, INC.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The “principal office” of Ascena Retail Group, Inc. (the “Corporation”) shall be at the address of the Corporation’s registered agent for service in its state of incorporation.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the “Board of Directors”) may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting pursuant to this Section 1, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the Chief Executive Officer or by the directors acting by majority vote.

Upon the written request of a stockholder (or a group of stockholders formed for the purpose of making such request) who or which has Net Long Beneficial Ownership (as defined below) of capital stock of the Corporation that has not less than one-tenth of the voting power of all shares of capital stock entitled to vote at the meeting (the “Requisite Percent of Voting Power”) as of the date of submission of the request, the Chairman of the Board shall call a special stockholders’ meeting (a “Stockholder Requested Special Meeting”) for the purposes specified in such request and cause notice thereof to be given. Compliance by the requesting stockholder or group of stockholders with the requirements of this section and related provisions of these by-laws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a stockholder’s ownership of capital stock of the Corporation in these by-laws, shall mean those shares of capital stock of the Corporation as to which the stockholder in question possesses (x) the right to vote or direct the voting, (y) the economic incidents of ownership (including the right to profits and the risk of loss), and (z) the right to dispose of or direct the disposition. The shares of capital stock included in the calculation in accordance with clauses (x), (y) and (z) shall not include any shares (1) sold by such stockholder in any transaction that has not been settled or closed, (2) borrowed by such stockholder for any purpose or purchased by such stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the economic ownership of such shares by such stockholder.

A request for a Stockholder Requested Special Meeting must be signed by the Net Long Beneficial Owners of capital stock of the Corporation with the Requisite Percent of Voting Power (or their duly authorized agents) and be delivered to both the Secretary and the General Counsel at the principal executive offices of the Corporation by registered mail, return receipt requested. Such request shall (i) set forth a statement of the specific purpose or purposes of the special meeting, the matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting, (ii) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (iii) set forth the name and address of each stockholder signing such request (or on whose behalf the request is signed), (iv) set forth the class and number of shares of capital stock of the Corporation as to which each stockholder has Net Long Beneficial Ownership; (v) provide documentary evidence that the stockholder(s) requesting the special meeting own capital stock of the Corporation with the Requisite Percent of Voting Power as of the date on which the special meeting request(s) constituting the Requisite Percent of Voting Power are delivered to the Secretary and the General Counsel, (vi) provide a certification from each such stockholder that the stockholders signing the request in the aggregate satisfy the Net Long Beneficial Ownership requirement of these by-laws, (vii) describe any material interest of each such stockholder in the specific purpose or purposes or business of the meeting, (viii) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of capital stock of the Corporation as to which such stockholder has Net Long Beneficial Ownership as of the date of delivery of the special meeting request or any other change in ownership of any such capital stock such that the stockholder’s interest in such shares no longer satisfies the requirements of Net Long Beneficial Ownership, with such disposition or change occurring prior to the proposed meeting requested by such stockholder, shall constitute a revocation of such request with respect to such shares, (ix) provide a representation by each stockholder signing the special meeting request that such stockholder intends to appear in person or by proxy at the Stockholder Requested Special Meeting and is entitled to vote thereon and (x) include any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”). In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law and these by-laws. Any requesting stockholder may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the

Secretary and the General Counsel at the principal executive offices of the Corporation. If, following such revocation at any time before the date of the Stockholder Requested Special Meeting, the remaining requests are from stockholders holding in the aggregate capital stock with less than the Requisite Percent of Voting Power, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

In the event of the delivery, in the manner provided in the previous paragraph, to the Corporation of the requisite request or requests for a Stockholder Requested Special Meeting and/or any related revocation or revocations, the Corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting the inspectors to perform such review, no request for a Stockholder Requested Special Meeting shall be granted until such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Section 2, and not revoked, represent at least the minimum number of shares of capital stock with the Requisite Percent of Voting Power to call such a Stockholder Requested Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Except as provided in the next sentence, any special meeting shall be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting in accordance with these by-laws and in compliance with the Delaware General Corporation Law. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with Article V, Section 4 hereof; provided that, except as otherwise provided herein or unless a later date is required in order to allow the Corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the 1934 Act, if applicable, the date of any Stockholder Requested Special Meeting shall be not more than ninety (90) days after the determination of the validity of the special meeting request(s).

Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders holding the Requisite Percent of Voting Power; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the stockholder special meeting request(s), to the stockholders at any Stockholder Requested Special Meeting.

SECTION 3. NOTICE OF MEETINGS. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting shall be given by or at the direction of the Chairman of the Board or Secretary, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.

SECTION 4. VOTING. Except as otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. If the certificate of incorporation provides for more or less than one (1) vote for any share, on any matter, every reference in these by-laws to a majority or other proportion of stock, voting stock, capital stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock, capital stock or shares.

In an election of directors that is not contested, only those nominees who receive a majority approval vote shall be elected, subject to the extent applicable, to the procedure set forth in Article III, Section 12. All other elections for directors and all other questions shall be decided by plurality vote except as otherwise required by the certificate of incorporation or by law. For purposes of this Section, the meaning of “majority approval vote” and “not contested” shall be as provided in Article III, Section 12.

SECTION 5. QUORUM. The holders of a majority of the shares of the Corporation entitled to vote, present in person or proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by law or by the certificate of incorporation or any amendment thereto, or by these by-laws. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the shares of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

SECTION 6. STOCKHOLDERS LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any proper purpose in the interest of the stockholders as such or of the Corporation and not for speculative or trading purposes or any purpose inimical to the interest of the Corporation or of its stockholders, during ordinary business hours beginning two (2) business days after notice of the meeting is given and continuing through the meeting at the principal executive offices of the Corporation. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 7. BUSINESS PROPERLY BROUGHT BEFORE A MEETING. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before a meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and the General Counsel of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting of the stockholders, not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made; and (b) in the case of a special meeting of the stockholders, not less than one hundred twenty (120) days prior to the special meeting at which such business will be considered. A stockholder’s notice to the Secretary and the General Counsel shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the rules and regulations promulgated under the 1934 Act. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be six (6) until such number is reduced or increased as hereinafter provided. The number of directorships shall be not more than seven (7) nor fewer than three (3), as fixed from time to time by action of the stockholders or the Board of Directors or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of stockholders. The directors of the Corporation shall be divided into three (3) classes, each class as nearly equal in the number of directors as possible. At each annual meeting of stockholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of stockholders after their election. The directors shall be elected to serve until the annual meeting of the stockholders at which their term expires and until their respective successors shall have been elected and qualified. Any incumbent director who stands for reelection as a director in an election that is not contested and who does not receive a majority approval vote (as defined in Section 12 below) shall promptly tender an offer of resignation in accordance with Section 12 below.

SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective. In the case of a resignation of a director to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

SECTION 3. VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4. REMOVAL. Members of the Board of Directors may be removed from office only (1) for cause, by the remaining directors, or (2) with or without cause, by stockholder action, at a meeting of stockholders called for that purpose, by vote of at least eighty percent (80%) of the shares of capital stock then entitled to vote at an election of directors.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws, conferred upon or reserved to the stockholders.

SECTION 6. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Secretary on the request of any director on at least two (2) days’ written or oral notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

SECTION 7. QUORUM. A majority of the number of directorships at the time shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

SECTION 8. COMPENSATION. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships at a meeting at which a quorum is present, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect two (2) or more or directors to serve as the members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

SECTION 11. SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under these by-laws) to the Secretary at the principal executive offices of the Corporation written responses to a questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any other person or entity as to how the prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any other person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (c) in such person’s individual capacity and on behalf of any other person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (d) will abide by the requirements of Section 12 below.

SECTION 12. MAJORITY APPROVAL VOTE IN UNCONTESTED DIRECTOR ELECTIONS; REQUIRED OFFER OF RESIGNATION. Any incumbent director who was a nominee in an election that is not contested at a stockholder meeting and who did not receive a majority approval vote, shall tender to the Board of Directors his or her offer of resignation for consideration by the Board of Directors. Such offer of resignation shall be tendered within five days following the certification of the stockholder vote for the respective election of directors. Any incumbent director who has tendered his or her offer of resignation for consideration by the Board of Directors, but whose resignation has not been accepted by the Board of Directors, shall be considered to have been “elected.” For purposes of this Section, (i) “majority approval vote” means that the number of votes cast by stockholders “for” a nominee for director exceeds the sum of (A) the number of votes cast “against” plus (B) the number of votes to “withhold approval” for such nominee, in an election that is not contested, and (ii) an election is “not contested” if the number of nominees is not greater than the number of directors to be elected at the particular stockholder meeting.

The Board of Directors shall act within 120 days following certification of the stockholder vote. In determining whether or not to accept any resignation offer, or whether other action should be taken with respect to such offer of resignation, the Board of Directors shall consider any additional information and factors that the Board of Directors believes to be relevant to its decision. The Board of Directors shall, as may be required by applicable law and within the time periods required thereby, publicly disclose its decision, including, if applicable, the reasons for not accepting an offer of resignation.

Any incumbent director who fails to receive the requisite majority approval vote in an election that is not contested will remain an active member of the Board of Directors during the period while his or her offer of resignation is under consideration. However, any director whose offer of resignation is under consideration for potential acceptance pursuant to this Section shall not participate in the Board of Directors’ discussions on that subject, or in the Board of Directors action regarding whether to accept such director’s offer of resignation.

ARTICLE IV

OFFICERS

SECTION 1. GENERALLY. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors, a Chief Executive Officer and a Chief Operating Officer. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may also elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may delegate authority to elect or appoint any of the foregoing officers as it deems appropriate and consistent with applicable law, other than in the case of executive officers required to file reports under Section 16 of the 1934 Act. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person, except the offices of President and Secretary. Any officer may be removed at any time, with or without cause, by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

SECTION 3. PRESIDENT. The President shall, subject to the provisions of these by-laws and to the direction of the Board of Directors, have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which from time to time are delegated to him by the Board of Directors.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 5. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 6. VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall have such other powers and perform such other duties as shall from time to time be designated by the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, directors or stockholders upon whose requisition the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board, and attest the same.

SECTION 9. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

SECTION 10. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 11. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

SECTION 1. BOOK-ENTRY ONLY; DIRECT REGISTRATION PROGRAM. The shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the 1934 Act. The Corporation shall issue shares of stock in the form of uncertificated shares only. Such uncertificated shares of stock shall be credited to a book-entry account maintained by the Corporation’s transfer agent on behalf of each stockholder. The transfer agent shall use a Direct Registration System (“DRS”) and shall send to each stockholder a DRS confirmation statement as evidence of their ownership of shares of stock of the Corporation. Notwithstanding the foregoing, each outstanding share of common stock of The Dress Barn, Inc. (the predecessor entity of the Corporation) shall automatically represent the same number of shares of common stock of the Corporation without any further act or deed by the stockholder of the Corporation, and record of such ownership shall be kept in uncertificated, book-entry form by the Corporation’s transfer agent.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES OF THE DRESS BARN, INC. In the place of any certificate heretofore issued in the name of The Dress Barn, Inc. (the predecessor entity of the Corporation) alleged to have been lost, stolen or destroyed, uncertificated shares of stock of the Corporation may be credited to a book-entry account maintained by the Corporation’s transfer agent, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the registration of replacement shares in book-entry form.

SECTION 3. TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation’s transfer agent designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation’s transfer agent of a certificate for shares of The Dress Barn, Inc. (the predecessor entity of the Corporation), duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation’s transfer agent shall cancel the old certificate and record the transaction upon its books in book-entry form, and send to the stockholder a DRS confirmation statement.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

ARTICLE VI

MISCELLANEOUS

SECTION 1. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.

SECTION 2. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL” and “DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any written notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors’ meeting, in which case such notice shall be deemed given five (5) days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in the waiver.

SECTION 6. EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or these by-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall, in each case, be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.

SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification (following the final disposition of such action, suit or proceeding) to the extent otherwise permissible under Section 1 or Section 2 of this Article VII or for advancement of expenses to the extent otherwise permissible under Section 6 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification or advancement of expenses shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by applicable law.

SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification and to advancement of expenses (which shall be governed by Section 5 of this Article VII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

SECTION 13. OTHER SOURCES. The Corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such director of officer may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 14. AMENDMENT OR REPEAL. Any right to indemnification or to advancement of expenses of any director or officer arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these by-laws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VIII

AMENDMENTS

The Board of Directors shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal these by-laws by the affirmative vote of directors holding a majority of the directorships. Those stockholders of the Corporation entitled to vote shall also have the power to adopt, amend or repeal these by-laws; provided, however, that any such action by the stockholders may be taken only at a meeting of stockholders by the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any by-law adopted by the stockholders may be amended or repealed by the Board of Directors unless the by-law or provision thereof specifically states that it shall not be amended or repealed by the Board of Directors, in which case such by-law or provision shall only be amended or repealed by action by the stockholders taken at a meeting of stockholders by the affirmative vote of the holders of eighty percent (80%) of the shares of capital stock of the Corporation entitled to vote thereon. Any notice of a meeting of stockholders or the Board of Directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action.

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